WRIGHT MEDICAL GROUP, INC.
Restricted Stock Grant Agreement
Executive

Award Granted to (“Grantee”):
Grant Date:
Number of Shares (“Shares”):

THIS RESTRICTED STOCK GRANT AGREEMENT (the “Agreement”) is made as of the Grant Date by and between Wright Medical Group, Inc., a Delaware corporation with its principal place of business at 5677 Airline Road, Arlington, Tennessee 38002 (the “Company”) and Grantee pursuant to the Wright Medical Group, Inc. 2009 Equity Incentive Plan, as amended from time to time (the “Plan”) and which is hereby incorporated by reference.

WHEREAS, Grantee is associated with the Company or its affiliate as an employee; and

WHEREAS, the Compensation Committee of the Company’s Board of Directors (the “Committee”) has authorized that Grantee be granted shares of the Company’s Common Stock (“Stock”) subject to the restrictions stated below;

NOW, THEREFORE, the parties agree as follows:

1.	Grant of Stock. Subject to the terms and conditions of this Agreement and of the Plan, the Company hereby grants to Grantee the Shares.

2.
Vesting Schedule. The interest of Grantee in the Shares shall vest as to one-fourth (¼) of the Shares on the first anniversary of the Grant Date, and as to an additional one-fourth (¼) on each succeeding anniversary date, so as to be 100% vested on the fourth anniversary thereof, conditioned upon Grantee maintaining status as an Eligible Person (as defined in the Plan) as of each vesting date. Notwithstanding the foregoing, the interest of Grantee in the Shares shall vest as to:

2.1.
A percentage of the unvested Shares upon a Life Event occurring. For purposes of this Agreement, a “Life Event” shall mean the Grantee’s death, Disability (as defined in the Plan), or Qualified Retirement. For purposes of this Agreement, a “Qualified Retirement” shall occur upon the Grantee’s voluntary resignation from the Company or any Related Entity (as defined in the Plan), provided that on the date of the Grantee’s voluntary resignation, Grantee is sixty-five (65) years or older and the Grantee has been

Restricted Stock Grant Agreement

continuously employed by the Company or any Related Entity for five (5) or more years. With such percentage to be calculated as a number of Shares equal to the product of: (a) the Shares, and (b) the quotient of: (x) the number of days the Grantee remained an Eligible Person since the Grant Date, if the Life Event occurred less than one year after the Grant Date, or since the most recent anniversary of the Grant Date, if the Life Event occurred a year or more after the Grant Date; and (y) 1,460, rounded down to the nearest whole Share; and

2.2.	100% of the then unvested Shares upon a Change of Control. For purposes of this Agreement, a “Change of Control” shall mean the first to occur on or after the Grant Date of any of the following:

(a)The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Stock, taking into account as outstanding for this purpose such Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (x) any acquisition by the Company or any “affiliate” of the Company, within the meaning of 17 C.F.R. § 230.405 (an “Affiliate”), (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (z) any acquisition by any corporation or business entity pursuant to a transaction which complies with clauses (A) and (B) of subsection (a) of this Section 2.2 (persons and entities described in clauses (x), (y), and (z) being referred to herein as “Permitted Holders”);

(b)The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any Permitted Holder) beneficially owns, directly or indirectly, 50% or more (on a fully diluted basis) of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the incumbent Board at the time of the execution of the initial agreement providing for such Business Combination;

(c) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company;

(d)The sale of at least 80% of the assets of the Company to an unrelated party, or completion of a transaction having a similar effect; or

(e) The individuals who on the date of this Agreement constitute the Board of Directors thereafter cease to constitute at least a majority thereof; provided that any person becoming a member of the Board of Directors subsequent to the date of this Agreement and

Restricted Stock Grant Agreement

whose election or nomination was approved by a vote of at least two-thirds of the directors who then comprised the Board of Directors immediately prior to such vote shall be considered a member of the Board of Directors on the date of this Agreement.

2.3.	100% of the unvested Shares upon Grantee’s death.

3.	Restrictions.

3.1.
The Shares granted hereunder may not be sold, pledged or otherwise transferred until the Shares become vested in accordance with this Agreement. The period of time between the Grant Date and the date that the Shares become vested is referred to as the “Restricted Period.”

3.2.
If at any time Grantee fails to maintain Grantee’s status as an Eligible Person, the balance of the Shares subject to the provisions of this Agreement which have not vested at the time of Grantee’s loss of status as an Eligible Person shall be forfeited by Grantee, and ownership transferred back to the Company.

3.3.	By accepting the Shares, Grantee represents and agrees for Grantee and Grantee’s transferees (whether by will or the laws of descent and distribution) that:

(a)        For the period commencing on the Grant Date and ending on the first anniversary of the date upon which Grantee loses status as an Eligible Person (such period is hereinafter referred to as the “Covenant Period”), with respect to any state in which the Company is engaged in business during Grantee’s employment with the Company, Grantee shall not participate or engage, directly or indirectly, for Grantee or on behalf of or in conjunction with any person, partnership, corporation or other entity, whether as an employee, agent, officer, director, stockholder, partner, joint venturer, investor or otherwise, in any business activities if such activity consists of any activity undertaken or expressly planned to be undertaken by the Company or any of its subsidiaries or by Grantee at any time during which Grantee maintained status as an Eligible Person.

(b)        Except with the Company's prior written approval or as may otherwise be required by law or legal process, Grantee shall not disclose any material or information which is confidential to the Company or its subsidiaries and not in the public domain or generally known in the industry, whether tangible or intangible, made available, disclosed or otherwise known to Grantee as a result of Grantee’s status as an Eligible Person.

(c)        During the Covenant Period, Grantee shall not attempt to influence, persuade or induce, or assist any other person in so persuading or inducing, any employee of the Company or its subsidiaries to give up, or to not commence, employment or a business relationship with the Company.

3.4.
The Company shall have the right, but not the obligation, to purchase and acquire from Grantee any or all of the Shares (the “Repurchased Shares”) if the Committee reasonably determines that Grantee has violated the covenants set forth in this Agreement or Grantee’s loss of status as an Eligible Person is a result of termination of employment for Cause (as defined in the Plan) or Grantee’s loss of status as an Eligible Person could have resulted from termination of employment for Cause. The Company may exercise the right granted to it under this Section 3.4 by delivering written notice to Grantee stating that the Company is exercising the repurchase right granted to it under this Section 3.4. The delivery of such notice by the Company to Grantee shall constitute a binding commitment of the Company to purchase and acquire all of the Repurchased Shares. The total purchase price for the Repurchased Shares shall be delivered to the Grantee against delivery by Grantee of certificates evidencing the Repurchased Shares no later than 30 days after the delivery of the election notice by the Company. The price per share of the Repurchased Shares shall be the lesser of 1) the Fair Market Value (as defined in the Plan) of each of the Repurchased Shares on the date of the Company's delivery of its written notice to Grantee or 2) the Fair Market Value of each of the Repurchased Shares on the date that such shares vested to the Grantee without regard to any election by the Grantee under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

3.5.	The Company shall have the right, and not the obligation, to cancel any or all of the Shares if the Committee

Restricted Stock Grant Agreement

reasonably determines that Grantee has violated the covenants set forth in this Agreement. The Company may exercise the right granted to it under this Section 3.5 by delivering a written notice to Grantee stating that the Company is exercising the cancellation right granted to it under this Section 3.5.

3.6.
Notwithstanding anything in this Section 3 to the contrary, the Company shall not be obligated to purchase any Stock at any time to the extent that the purchase would result in a violation of any law, statute, rule, regulation, order, writ, injunction, decree or judgment promulgated or entered by any Federal, state, local or foreign court or governmental authority applicable to the Company or any of its property.

3.7.
The parties intend the restrictions in Section 3.3 to be completely severable and independent, and any invalidity or unenforceability of any one or more such restrictions shall not render invalid or unenforceable any one or more restrictions.

4.	Legend. All certificates representing any shares of Stock subject to the provisions of this Agreement shall have endorsed thereon the following legend:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF A RESTRICTED STOCK GRANT AGREEMENT, DATED AS OF __________ BETWEEN WRIGHT MEDICAL GROUP, INC. AND _________. A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICES OF THE WRIGHT MEDICAL GROUP, INC. AT 5677 AIRLINE ROAD, ARLINGTON, TENNESSEE 38002.

5.
Issuance of Shares. The Shares shall be issued and held in a restricted book entry account in the name of Grantee until expiration of the Restricted Period. Upon expiration of the Restricted Period, the Company shall remove the restrictions of such restricted book entry account for such Shares which have not been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividend or stock dividends shall be credited to Grantee’s account with respect to such Shares and any interest thereon, if any. Notwithstanding the foregoing, the Company may, in its discretion, issue certificates for Shares for which the Restricted Period has expired in the name of Holder in lieu of removing the restrictions of such restricted book entry account.

6.
Stockholder Rights. During the Restricted Period, Grantee shall have all the rights and privileges of a stockholder as to Shares, including the right to vote such Shares, except for the right to transfer the Shares as set forth in Section 3 and Section 7 of this Agreement and Section 10(b) of the Plan. Cash dividends and stock dividends with respect to the Shares shall be currently paid to Grantee.

7.
Changes in Stock. In the event that as a result of (i) any stock dividend, stock split or other change in the Stock, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, and by virtue of any such change Grantee shall in Grantee’s capacity as owner of unvested shares of Stock which have been awarded to Grantee (the “Prior Stock”) be entitled to new or additional or different shares or securities, such new or additional or different shares or securities shall thereupon be considered unvested Shares and shall be subject to all of the conditions and restrictions which were applicable to the Prior Stock pursuant to this Agreement.

8.
Disability of Grantee. In the event of the Disability (as defined in the Plan) of Grantee, any unpaid but vested Shares shall be paid to Grantee if legally competent or to a legally designated guardian or representative if Grantee is legally incompetent.

9.	Death of Grantee. In the event of Grantee’s death after the vesting date but prior to the payment of Shares, such Shares shall be paid to Grantee’s estate or designated beneficiary.

10.Taxes. Grantee understands that Grantee will recognize income for federal and, if applicable, state income tax purposes in an amount equal to the amount by which the fair market value of the Shares, as of the Grant Date or vesting date, as applicable, exceeds any consideration paid by Grantee for such Shares. Grantee shall be liable for any and all taxes, including withholding taxes, arising out of this grant or the vesting of Shares hereunder. By accepting the Shares, Grantee covenants to report such income in accordance with applicable federal and state laws. To the extent that the receipt of the Shares or the end of a Restricted Period with respect to the Shares or any portion thereof results in income to Grantee and withholding obligations of the Company, including federal or state withholding obligations, Grantee agrees that each such withholding obligation shall be satisfied in one of the following ways:

Restricted Stock Grant Agreement

☐
Grantee may deliver to the Company or its designee an amount of cash determined by the Company to be adequate to satisfy the Company’s withholding obligation. If Grantee does not deliver such amount of cash, the Company shall have the right to either delay delivery of the applicable Shares until payment is made or withhold an amount of the Grantee’s current or future remuneration in an amount that satisfies the Company’s withholding obligation. Notwithstanding the foregoing, the Grantee may direct the Company to withhold from the Shares to be issued the specific number of Shares having a fair market value on the vesting date equal to the amount required to satisfy the Company’s withholding obligation.

☐	With the consent of the Company, Grantee may establish, witha registered broker(s) retained by the Company, a lawful 10b5-1 Plan which complies with such Company policies and procedures

Restricted Stock Grant Agreement

as may from time to time be in effect, pursuant to which Grantee may sell such number of Shares as may be necessary to satisfy the Company’s withholding obligations, after deduction of the broker’s commission, and the broker shall remit to the Company the cash necessary in order for the Company to satisfy its withholding obligations. Grantee covenants to execute any such documents as are requested by the broker or the Company in order to effectuate the adoption of the 10b5-1 Plan, the sale of the Shares and the payment of the tax obligations to the Company. *

11.Governing Law. The grant of Shares and the provisions of this Agreement are governed by, and subject to, the laws of the State of Delaware, without regard to the conflict of law provisions, as provided in the Plan.
For purposes of litigating any dispute that arises under this grant or the Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Tennessee, agree that such litigation shall be conducted in the courts of Shelby County, Tennessee, or the federal courts for the United States for the Western District of Tennessee, where this grant is made and/or to be performed.

12.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

13.Miscellaneous.

___________________________
*     Grantee understands that the sale of Shares to satisfy withholding obligations will be considered a sale for purposes of short-swing liability under Section 16(b) of the Exchange Act. Any profit realized in a purchase of shares of the Company’s stock within six months of the sale may be recovered by the Company or by a stockholder of the Company on behalf of the Company.

Restricted Stock Grant Agreement

13.1.
The Company shall not be required (i) to transfer on its books any shares of Stock of the Company which have been sold or transferred in violation of any provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

13.2.	The parties agree to execute such further instruments and to take such action as may be reasonably necessary to carry out the intent of this Agreement.

13.3.	Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to Grantee at the address of Grantee then on file with the Company.

13.4.	Neither the Plan nor this Agreement nor any provisions under either shall be construed so as to grant Grantee any right to remain associated with the Company or any of its affiliates.

13.5.	This Agreement, subject to the provisions of the Plan, constitutes the entire agreement of the parties with respect to the subject matter hereof.

AGREED AND ACCEPTED:	WRIGHT MEDICAL GROUP, INC.
GRANTEE:	By:	/s/: James A. Lightman
James A. Lightman
General Counsel and Secretary